                    METRO HOLDING AG DOUBLES INVESTMENT IN

                           RSL COMMUNICATIONS, LTD.

                          Investment now $90 million

         HAMILTON, Bermuda--June 22, 1998--RSL Communications, Ltd. (NASDAQ:
RSLCF) announced today that Metro Holding AG BAAR has agreed to pay $45 million to double its investment in RSL Communications Ltd. Metro will own more than three million shares in RSL Communications, Ltd., which represents approximately seven percent of the issued and outstanding shares of RSL Communications.

         Last month, Metro Holding acquired a 12.5 percent interest in RSL COM Europe, Ltd., a subsidiary of RSL Communications, Ltd., in connection with Metro Holding's agreement to promote, market, sell and distribute RSL COM services through its wholesale and retail operations in Europe. Metro Holding has chosen to convert all of its shares in RSL COM Europe into 1,607,142 newly issued shares of RSL Communications. As a result, RSL Communications, Ltd. will own 100 percent of RSL COM Europe, Ltd. Metro Holding will further increase its ownership interest in RSL Communications by acquiring an equal number of shares from several existing shareholders. All of the shares of RSL Communications acquired by Metro Holding are subject to a lock-up agreement until April 1, 2001.

         "This additional strategic investment by Metro Holding in RSL COM is a strong reinforcement of their belief in our joint marketing arrangement and in the future of RSL COM," said Itzhak Fisher, the company's President and CEO. "It further demonstrates Metro's commitment to the company and our commonality of interest."

         Upon closing the transaction, which is expected to occur prior to July 31, 1998, Metro Holding's investment in RSL Communications will total approximately $90 million.

         RSL Communications, Ltd. is a global facilities-based telecommunications company, which provides international services, including long distance, calling card, private line, value-added and Internet-based services for businesses, consumers and other carriers worldwide. The Company operates on four continents in 20 countries that account for nearly 70 percent of the world's international traffic.


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         Metro Holding AG, through its subsidiaries, is Europe's largest trading group. For the financial year ending in December 1996, Metro Holding AG had revenues (turnover) of 76 billion Deutsche Marks, about U.S. $42 billion, and 154,000 employees working for more than 19 subsidiaries and associated companies in 20 countries. The shares in Metro AG, Metro Holding AG's largest subsidiary, are listed on several stock exchanges including Dusseldorf, Frankfurt and London and belong to the DAX-30 and STOXX 50.

         This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. Investors are cautioned that any such forward-looking statements are not guarantees of RSL COM's future performance and involve risks and uncertainties, and RSL COM's future actual results could differ materially from the forward looking statements discussed herein as a result of various factors. A list of certain factors that could cause actual results to differ materially from those discussed herein can be found in the documents the company files with the SEC, including those contained in RSL COM's registration statement, and Form 10-K for the year ended December 31, 1997.

This release is available on the RSL COM website at www.rslcom.com.


                           RSL COM CONTACT:
                           Alan Garret
                           Tel.: (212) 891-7450
                           Fax: (212) 317-0600
                           E-mail: agarratt@rslcom.com

                           METRO CONTACT:
                           Peter Titz
                           Tel: +41-41 768 7682
                           Fax: +41-41 768 7593
                           E-mail: peter.titz@inovision.ch

                           KCSA CONTACT
                           Joseph A. Mansi/Jeff Corbin
                           Tel.: (212) 896-1205/(212) 896-1214
                           Fax: (212) 697-0910
                           E-mail: kcsa@aol.com


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